Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-576) of The Hanover Insurance Group, Inc. of our report dated June 22, 2007 relating to the financial statements of The Hanover Insurance Group Retirement Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 22, 2007